UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 28, 2009
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

415 West Wall, Suite 500
Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry Into A Material Definitive Agreement

On October 28, 2009 Doral Energy Corp. (the “Company”) has, through its wholly owned subsidiary, Doral West Corp., entered into an agreement (the “Blugrass Agreement”) with Blugrass Energy Inc. (“Blugrass”) to purchase a 40% interest in certain oil and gas properties (the “Cave Pool Unit Properties”) located in and around the Cave Pool Unit located in Eddy County, New Mexico. The Cave Pool Unit Properties are adjacent to 3 leases currently owned and operated by the Company.

The Cave Pool Unit Properties were acquired by Blugrass from Robinhood L.L.C. on October 12, 2009. Under the terms of the Blugrass Agreement, the Company will acquire 40% of Blugrass’ right, title and interest in and to the Cave Pool Unit Properties, including the production and sales generated from those properties. In consideration for this interest, the Company will:

(1)	Grant Blugrass access to all of the Company’s geological and engineering data on those of the Company’s oil and gas properties that are located adjacent to the Cave Pool Unit Properties;

(2)	Pay for the preparation of an independent third party reserve report on the Cave Pool Unit Properties;

(3)	Pay for and obtain title opinions for the Cave Pool Unit Properties within 6 months of closing; and

(4)	Act as the operator for the Cave Pool Unit Properties. The Company and Blugrass are currently finalizing the terms of a joint operating agreement for the Cave Pool Unit Properties.

Blugrass has agreed to pay for the first $200,000 of well repairs and workovers on the Cave Pool Unit Properties, with the Company and Blugrass proportionately sharing cost of repairs and workovers thereafter. The Company has currently identified 10 shut-in wells on the Cave Pool Unit Properties that it intends to rework and return to production.

In addition, the Company has an option, exercisable for a period of 24 months from closing, to purchase all of Blugrass’ remaining interest in the Cave Pool Unit Properties at the greater of:

(a)	$2,000,000; or

(b)	$40,000 per producing net barrel of oil equivalent per day (“BOEPD”) from the Cave Pool Unit Properties.

After the option period, the Company shall have a right of first refusal in the event that Blugrass decides to sell the Cave Pool Unit Properties.

Item 9.01         Financial Statements And Exhibits.

(d)         Exhibits

Exhibit
Number	Description of Exhibit

10.1	Purchase and Sale Agreement between Blugrass Energy Inc. and Doral West Corp. (a subsidiary of Doral Energy Corp.).

99.1	News Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: 11/2/09
	By:	/s/ Everett Willard Gray, II
EVERETT WILLARD GRAY, II
Vice Chairman of the Board
and Chief Executive Officer